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                                                                     EXHIBIT 4.7



                              REMARKETING AGREEMENT

      REMARKETING AGREEMENT, dated as of December 23, 1997 (the "Remarketing Agreement"), among CP Limited Partnership, a Maryland Limited Partnership (the "Operating Partnership"), Chateau Communities, Inc., a Maryland corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, in its capacity as the remarketing dealer hereunder, the "Remarketing Dealer").

      WHEREAS, the Operating Partnership has issued $100,000,000 aggregate principal amount of its 6.92% MandatOry Par Put Remarketed SecuritiesSM (the "MOPPRSSM")(1) due December 10, 2014, pursuant to an indenture, dated as of December 19, 1997, as supplemented by a Supplemental Indenture relating to the MOPPRS (together, the "Indenture"), between the Operating Partnership and The First National Bank of Chicago, as trustee (the "Trustee"); and

      WHEREAS, the MOPPRS have been sold and delivered initially pursuant to an underwriting agreement, dated December 18, 1997, among the Company, the Operating Partnership and Merrill Lynch as supplemented by a terms agreement dated December 18, 1997 between the Operating Partnership and Merrill Lynch (together, the "Underwriting Agreement"); and

      WHEREAS, the Company and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-4544) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the offering of, among other securities, Debt Securities, including the MOPPRS, of the Operating Partnership, which registration statement was declared effective by order of the Commission on August 14, 1997, and a related registration statement filed pursuant to Rule 462(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations"), which registration statement became effective pursuant to Rule 462(b) on November 21, 1997, and have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required; and

      WHEREAS, Merrill Lynch is prepared to act as the Remarketing Dealer with respect to the remarketing of the MOPPRS on December 10, 2004 (the "Remarketing Date") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

      NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

----------
(1) "MandatOry Par Put Remarketed SecuritiesSM" and "MOPPRSSM" are service marks owned by Merrill Lynch & Co.
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      Section 1. Definitions. (a) Capitalized terms used and not defined in this
Agreement shall have the meanings assigned to them in the Indenture (including the form of the MOPPRS).

      Section 2. Representations and Warranties. (a) Each of the Operating Partnership and the Company represents and warrants to the Remarketing Dealer as of the date hereof, the Notification Date (as defined below), the Determination Date (as defined below), the Remarketing Date and each date, if any, thereafter, of delivery of MOPPRS by the Remarketing Dealer (each such date being hereinafter referred to as a "Representation Date"), that (i) it has or shall have made all the filings with the Commission that it is required to make under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations") within the 12-month period prior to the Representation Date (the filings made within the 12 month period of a Representation Date being referred to as the "1934 Act Documents", with respect to such Representation Date), (ii) each 1934 Act Document complies in all material respects with the requirements of the 1934 Act and 1934 Act Regulations, and each 1934 Act Document (as modified or superseded by subsequently filed documents at or prior to such date) as of each Representation Date will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the applicable Remarketing Materials (as defined herein) will not, as of the Remarketing Date and each date, if any, thereafter, of delivery of MOPPRS by the Remarketing Dealer, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) no consent, approval, authorization, order or decree of any court or governmental agency or body, including as to an effective registration statement under the 1933 Act with respect to the MOPPRS, is required for the consummation by the Operating Partnership or the Company of the transactions contemplated by this Agreement or in connection with the remarketing of MOPPRS pursuant hereto, except such as have been or shall have been obtained or rendered, as the case may be.

      (b) Each of the Operating Partnership and the Company further represents and warrants to the Remarketing Dealer as of each Representation Date as follows:

            (i) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

            (ii) The Indenture has been duly authorized, executed and delivered by the Operating Partnership and duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and, assuming it has been duly executed and delivered by the Trustee, constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement


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      thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (iii) The MOPPRS have been duly authorized and executed by the Operating Partnership and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Underwriting Agreement, and constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and are in the form contemplated by, and entitled to the benefits of, the Indenture.

            (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations hereunder, in connection with the remarketing of the MOPPRS hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Operating Partnership, except such as have been already obtained or shall have been obtained prior to such remarketing.

            (v) The MOPPRS are rated "BBB" by Standard & Poor's Rating Services and "Baa3" by Moody's Investors Service or such other rating as to which the Operating Partnership shall have most recently notified the Remarketing Dealer pursuant to Section 3(a) hereof.

            (vi) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Remarketing Materials are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (vii) The financial statements included or incorporated by reference in the Remarketing Materials, together with the related schedules and notes, present fairly the financial position of the Operating Partnership, the Company and their consolidated subsidiaries and each other applicable entity at the dates indicated and the statement of operations, stockholders' equity and cash flows of each of the Operating Partnership, the Company and their consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Remarketing Materials present fairly in accordance with GAAP the information required to be stated


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      therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Remarketing Materials present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (viii) Since the Notification Date, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, or any of the real property or improvements thereon owned by either the Company or any of its subsidiaries or the Operating Partnership or any of its subsidiaries (each individually, a "Property" and collectively, the "Properties"), whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred,
      (c) there have been no transactions entered into or acquisitions by the Company or any of its subsidiaries or the Operating Partnership or any of its subsidiaries, other than those in the ordinary course of business or disclosed in the Remarketing Materials, which are material with respect to the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, and (d) except for regular quarterly dividends on the Company's common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its partnership interests or any class of its capital stock. As used in this Agreement, the term subsidiary as it relates to the Operating Partnership includes any corporation, limited liability company, limited or general partnership, joint venture or other entity through which the Operating Partnership owns a controlling interest, either directly or indirectly, in a Property.

            (ix) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its Properties and to conduct its business as described in the Remarketing Materials and to enter into and perform its obligations under this Agreement and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

            (x) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by the Company and is a valid and binding


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      agreement, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company's knowledge, is a valid and binding agreement, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Operating Partnership and each of its "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X (each, a "Significant Subsidiary")) has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its state of organization with partnership, limited liability company or corporate power and authority, as the case may be, to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership and each of its Significant Subsidiaries is duly qualified or registered as a foreign partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Remarketing Materials, all of the issued and outstanding capital stock or other ownership interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the Operating Partnership or any of its subsidiaries as described in the Remarketing Materials and except for security interests which would not have a Material Adverse Effect.

            (xi) Neither the Operating Partnership nor the Company nor any of their subsidiaries is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership, the Company or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject (collectively, "Agreement and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the MOPPRS and the consummation of the transactions contemplated herein and in the Remarketing Materials and compliance by each of the Operating Partnership and the Company with its obligations hereunder and under the Indenture and the MOPPRS have been duly


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      authorized by all necessary corporate and partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, certificate of limited partnership or partnership agreement of the Operating Partnership of the Company or any subsidiary, as the case may be, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, the Company or any subsidiary or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership, the Company or any subsidiary.

            (xii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership or the Company, threatened, against or affecting the Operating Partnership or the Company or any subsidiary, which is required to be disclosed in the 1934 Act Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Operating Partnership or the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Operating Partnership, the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the 1934 Act Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiii) Neither the Company nor the Operating Partnership is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (xiv) The Company is, and has been since the taxable year ended December 31, 1996, organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code.


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            (xv) Each of the Company, the Operating Partnership and their respective subsidiaries, as the case may be, has good and marketable title to all items of real property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the 1934 Act Documents or which are not material in amount; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets owned by the Company, the Operating Partnership or their respective subsidiaries which are required to be disclosed in the 1934 Act Documents are disclosed therein; (c) except as disclosed in the 1934 Act Documents, none of the Company, the Operating Partnership or any of its subsidiaries, or, to the best of the knowledge of the Company and the Operating Partnership, any lessee under a lease relating to any of the real property or improvements thereon owned by either the Company, the Operating Partnership or any of its subsidiaries (each individually, a "Property" and collectively, the "Properties"), is in default under any of the leases relating to the Properties and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect; (d) no tenant under any of the leases pursuant to which the Company, the Operating Partnership or any of its subsidiaries leases any of its real property or improvements has an option to purchase the premises demised under such lease; (e) each of the Properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (f) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

            (xvi) The Operating Partnership or its subsidiaries have obtained or have the benefit of title insurance on all the Properties described in the 1934 Act Documents as owned by the Operating Partnership or its subsidiaries in an amount as is customary for companies engaged in business similar to the Operating Partnership, except where the failure to do so would not result in a Material Adverse Effect.

            (xvii) Except as disclosed in the 1934 Act Documents, each of the Company and the Operating Partnership has no knowledge of (a) the unlawful presence of any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, including, without limitation, (i) any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar terms as defined or used in any Environmental Law (as defined below), (ii) any petroleum products, asbestos, polychlorinated biphenyls, lead-based paint, flammable explosives or radioactive materials and (iii) any additional substances or materials which are hazardous or toxic


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      substances under any Environmental Law relating to the Properties
      (collectively, "Hazardous Materials") on any of the Properties or of (b) any spill, release, discharge or disposal of Hazardous Materials that have occurred or are presently occurring at, from or onto any of the Properties or any properties near or adjacent to the Properties, which presence or occurrence would result in a Material Adverse Effect. Except as disclosed in the 1934 Act Documents, in connection with the construction on or operation and use of the Properties, the Company and the Operating Partnership represent that, as of the date of this Agreement, each of the Company and the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the use, generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials (collectively, "Environmental Laws") that would have a Material Adverse Effect.

      (c) Any certificate signed by any director or officer of the Operating Partnership (or any officer of the Company) and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the MOPPRS shall be deemed a representation and warranty by the Operating Partnership and the Company to the Remarketing Dealer as to the matters covered thereby.

      (d) The Remarketing Dealer represents and warrants to the Operating Partnership and the Company that this Agreement has been duly authorized, executed and delivered by the Remarketing Dealer.

      Section 3. Covenants of the Operating Partnership and the Company. Each of the Company and the Operating Partnership covenants with the Remarketing Dealer as follows:

      (a) The Operating Partnership will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of (i) any notification or announcement by a "nationally recognized statistical rating agency" (as defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) with regard to the ratings of any securities of the Operating Partnership or the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Operating Partnership or the Company or notification or announcement of the placement of any rating of any securities of the Operating Partnership or the Company under surveillance or review, including placement on CreditWatch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in
Section 8(b) of this Agreement.

      (b) The Operating Partnership will furnish to the Remarketing Dealer:

            (i) if required as provided in paragraph (e) below for purposes of the remarketing, a then currently effective registration statement under the 1933 Act and a then current prospectus relating to the MOPPRS to be used by the Remarketing Dealer


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      for remarketing and resale of the MOPPRS (such registration statement and any amendments thereto, including any such prospectus relating to the MOPPRS constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1934 Act, the 1933 Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Remarketing Dealer by the Operating Partnership for use in connection with the remarketing of the MOPPRS which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use);

            (ii) each 1934 Act Document filed within 12 months of the Remarketing Date or the Notification Date;

            (iii) in connection with the remarketing of MOPPRS, such other information as the Remarketing Dealer may reasonably request from time to time; and

            (iv) each document filed by the Company or the Operating Partnership with the Commission pursuant to the 1933 Act or the 1934 Act or otherwise after the date hereof.

      The Operating Partnership agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and other Operating Partnership approved information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of MOPPRS, and consents to the use thereof for such purpose, and agrees to provide the Remarketing Dealer with the opportunity to perform customary due diligence with respect thereto a reasonable period of time prior to the Remarketing Date.

      (c) If, at any time during which the Remarketing Dealer would be obligated to take any action under this Agreement, any event or condition known to the Operating Partnership relating to or affecting the Company, the Operating Partnership, any subsidiary thereof or the MOPPRS shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph (b) (i), (ii) or (iii) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Operating Partnership shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

      (d) So long as the MOPPRS are outstanding, the Company and the Operating Partnership will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations, provided that this covenant shall not apply to the extent that the Company's or Operating Partnership's failure to file any document does not, in the reasonable judgment of the Remarketing Dealer,


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have a material adverse effect on the proposed remarketing of the MOPPRS as contemplated by this Agreement.

      (e) The Company and the Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the MOPPRS as contemplated in this Agreement and in the prospectus relating to the initial issuance of the MOPPRS. In furtherance of the foregoing, if it shall be necessary, in the opinion of counsel for the Remarketing Dealer or for the Operating Partnership to have a currently effective Registration Statement and a current Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations and the Commission's interpretations of the 1933 Act and the 1933 Act Regulations, or if at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the MOPPRS, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Dealer or for the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Operating Partnership, at its expense, will promptly (i) prepare and file with the Commission such Registration Statement and Prospectus or such amendment or supplement as may be necessary to correct such statement or omission as referred to above or to make the Registration Statement or the Prospectus comply with such requirements as referred to above, (ii) furnish to the Remarketing Dealer such number of copies of such Registration Statement and Prospectus or such amendment, supplement or other document as the Remarketing Dealer may reasonably request and (iii) furnish to the Remarketing Dealer an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and Prospectus, as amended or supplemented, of counsel for the Operating Partnership satisfactory to the Remarketing Dealer and a "comfort letter" from the Operating Partnership's independent accountants, in each case in form and substance satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Underwriting Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof.

      (f) The Company and Operating Partnership agree that neither they nor any of their subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer, other than pursuant to Section 4(g) or 4(h) of this Agreement.

      (g) Notwithstanding any provision to the contrary set forth in the Indenture, the Operating Partnership shall (i) use its best efforts to maintain the MOPPRS in book-entry form with the Depositary Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waive


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

any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

      (h) To the extent that a Registration Statement and current Prospectus are required as contemplated in paragraph (e) above, the Company and the Operating Partnership will comply with covenants of the same tenor as those set forth in the Underwriting Agreement, but modified to relate to the Registration Statement and the Prospectus.

      Section 4. Appointment and Obligations of the Remarketing Dealer. (a) Unless this Agreement is otherwise terminated in accordance with Section 11 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Operating Partnership hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, as the exclusive Remarketing Dealer with respect to $100,000,000 aggregate principal amount of MOPPRS and agrees, subject to the conditions set forth herein, to remarket the MOPPRS, subject further to repurchase of the MOPPRS in accordance with clause (g) of this section or redemption of the MOPPRS in accordance with clause (h) of this section.

      (b) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Dealer hereunder with respect to the MOPPRS to be remarketed on the Remarketing Date are conditioned on the Remarketing Dealer's election on the Notification Date to purchase the MOPPRS for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Remarketing Dealer has elected to remarket the MOPPRS pursuant to clause (c) below, the Remarketing Dealer shall not be obligated to set the Interest Rate to Maturity on any MOPPRS, to remarket any MOPPRS or to perform any of the other duties set forth herein at any time after the Notification Date that (i) any of the conditions set forth in clause (a) of
Section 8 hereof shall not have been fully and completely met to the reasonable satisfaction of the Remarketing Dealer, or (ii) any of the events set forth in clause (b) of Section 8 hereof shall have occurred.

      (c) On a Business Day not more than fifteen nor less than five Business Days prior to the Remarketing Date, the Remarketing Dealer shall notify the Operating Partnership and the Trustee as to whether it elects to purchase the MOPPRS on the Remarketing Date (the "Notification Date"). If, and only if, the Remarketing Dealer so elects, the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MOPPRS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein.

      (d) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in clause (c) above, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.753% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS.

      The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Operating Partnership, the Company and the Trustee.

      "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

      "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Operating Partnership in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

      "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for the Remarketing Date.

      "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being remarketed.

      "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

      "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

      "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

      (e) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in clause (c) above, the Remarketing Dealer shall notify the Operating Partnership, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the MOPPRS effective from and including the Remarketing Date.

      (f) In the event that the MOPPRS are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of MOPPRS subject to remarketing, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. The Operating Partnership shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

      (g) Subject to Section 11(c) of this Agreement, in the event that (i) the Remarketing Dealer for any reason does not notify the Operating Partnership of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS any event as set forth in Section 8 or Section 11 of this Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason does not elect to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Operating Partnership shall repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Operating Partnership through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS. Payments or performance made by the Operating Partnership hereunder shall not relieve the Remarketing Dealer of its obligations under this Agreement arising out of any breach of this Agreement by the Remarketing Dealer.

      (h) If the Remarketing Dealer elects to remarket the MOPPRS as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Operating Partnership shall notify the Remarketing Dealer and the Trustee if the Operating Partnership irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined in good faith by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Operating Partnership elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

      (i) The Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth in the Indenture in order to facilitate the tender and settlement process.

      (j) The tender and settlement procedures described above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered MOPPRS, may be modified to the extent required by DTC or, if agreed to by the Remarketing Dealer in accordance with
Section 8(b)(viii) of this Agreement, to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing.

      Section 5. Fees and Expenses. Subject to Section 11 of this Agreement, for its services in performing its duties set forth herein, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Operating Partnership.

      Section 6. Resignation of the Remarketing Dealer. The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 days after delivery of a written notice to the Operating Partnership and the Trustee of such resignation, provided that no such resignation shall occur under this sentence after the Notification Date. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with Section 11(b) hereof. It shall be the sole obligation of the Operating Partnership to appoint a successor Remarketing Dealer.

      Section 7. Dealing in the MOPPRS; Purchase of MOPPRS by the Operating Partnership. (a) Merrill Lynch, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the MOPPRS. Merrill Lynch, as Holder or Beneficial Owner of the MOPPRS, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of MOPPRS may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Operating Partnership or the Company as freely as if it did not act in any capacity hereunder.

      (b) The Operating Partnership or the Company may purchase MOPPRS in the remarketing, provided that the Interest Rate to Maturity established with respect to MOPPRS in the remarketing is not different from the Interest Rate to Maturity that would have been established if the Operating Partnership or the Company had not purchased such MOPPRS.

      Section 8. Conditions to Remarketing Dealer's Obligations. The obligations of the Remarketing Dealer under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company and the Operating Partnership of their obligations and agreements as set forth in this Agreement and the accuracy in all material respects as of the dates specified herein of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, and (b) the further condition that none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS:

            (i) the rating of any securities of the Operating Partnership or the Company shall have been down-graded or put under surveillance or review, including being put on CreditWatch or Watch List with negative implications, or withdrawn by a nationally recognized statistical rating agency;

            (ii) without the prior written consent of the Remarketing Dealer, the Indenture (including the MOPPRS) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the reasonable judgment of the Remarketing Dealer materially changes the nature of the MOPPRS or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Operating Partnership shall not be prohibited from amending the Indenture);

            (iii) trading in any securities of the Operating Partnership or the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities;

            (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Remarketing Dealer, impracticable to remarket the MOPPRS or to enforce contracts for the sale of the MOPPRS;

            (v) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing;

            (vi) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, shall have occurred;

            (vii) if the Prospectus is required under the 1933 Act to be delivered in connection with the remarketing of the MOPPRS, the Operating Partnership shall fail to furnish to the Remarketing Dealer on the Remarketing Date the officers' certificate, opinion and comfort letter referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of MOPPRS in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; or

            (viii) the MOPPRS are not maintained in book-entry form with DTC or any successor thereto; provided, that the Remarketing Dealer, subject to receipt of an opinion of counsel for the Operating Partnership reasonably satisfactory to the Remarketing Dealer, shall waive the foregoing condition if in the Remarketing Dealer's reasonable judgment (x) the Indenture and the MOPPRS can be amended, and they are amended, so as to permit the remarketing of the MOPPRS in certificated form and (y) it is practical to remarket the MOPPRS with the same effect and on the same terms as otherwise contemplated herein;

and the Remarketing Dealer shall have received on the Remarketing Date a certificate of the chief executive officer and of the chief financial officer of the Operating Partnership and the Company, dated as of the Remarketing Date, to the effect that (i) the representations and warranties in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Remarketing Date, (ii) each of the Company and the Operating Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Remarketing Date and (iii) none of the events specified in the preceding clause (b) has occurred.

      (c) In furtherance of the foregoing, the effectiveness of the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS shall be subject to the condition that the Remarketing Dealer shall have received a certificate of the chief executive officer and of the chief financial officer of the Operating Partnership and the Company, dated as of the Notification Date, to the effect that (i) the Operating Partnership has, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, provided the Remarketing Dealer with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this Agreement are true and correct in all material respects at and as of the Notification Date and
(iii) each of the Company and the Operating Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Operating Partnership to the Remarketing Dealer as soon as practicable following notification by the Remarketing Dealer to the Operating Partnership on the Notification Date of its election to remarket the MOPPRS and in any event prior to the Determination Date.

      In the event of the failure of any of the foregoing conditions, the Remarketing Dealer may terminate its obligations under this Agreement or redetermine the Interest Rate to Maturity as provided in Section 11.

      Section 9. Indemnification. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Remarketing Dealer and its officers, directors and employees and each person, if any, who controls the Remarketing Dealer within the meaning of Section 20 of the 1934 Act as follows:

            (i) against any loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, (A) the failure to have an effective registration statement under the 1933 Act relating to the MOPPRS, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Operating Partnership failed to notify the Remarketing Dealer of such delivery requirement or failed to provide the Remarketing Dealer with an updated Prospectus for delivery, or
      (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (C) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Operating Partnership or the Company of, or any failure by the Operating Partnership or the Company to perform any of its obligations under, this Agreement, or (E) the acts or omissions of the Remarketing Dealer in connection with its duties and obligations hereunder except that are finally judicially determined to be due to its gross negligence or willful misconduct;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above; provided that such settlement is effected with the written consent of the Operating Partnership, which consent shall not be unreasonably withheld; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Dealer), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by the Remarketing Dealer expressly for use in the Remarketing Materials.

      (b) The Remarketing Dealer agrees to indemnify and hold harmless the Company, the Operating Partnership, their directors and each of the officers who signed the Registration Statement, from and against any loss, liability, claim, damage and expense, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the Remarketing Dealer expressly for use in such Remarketing Materials. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 20 of the 1934 Act.

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to clause (b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) The indemnity agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Dealer, and shall survive the termination or cancellation of this Agreement and the remarketing of any MOPPRS hereunder.

      Section 10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership or the Company on the one hand and the Remarketing Dealer on the other hand from the remarketing of the MOPPRS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership or the Company on the one hand and of the Remarketing Dealer on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Operating Partnership or the Company on the one hand and the Remarketing Dealer on the other hand in connection with the remarketing of the MOPPRS pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the MOPPRS, and (iii) the aggregate positive difference, if any, between the price paid by the Remarketing Dealer for the MOPPRS tendered on the

Remarketing Date and the price at which the MOPPRS are sold by the Remarketing Dealer in the remarketing.

      The relative fault of the Operating Partnership or the Company on the one hand and the Remarketing Dealer on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Remarketing Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Operating Partnership, the Company and the Remarketing Dealer agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 10, the Remarketing Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the MOPPRS remarketed by it and resold to the public were sold to the public exceeds the amount of any damages which the Remarketing Dealer has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 10, each person, if any, who controls the Remarketing Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Remarketing Dealer or the Company, and each director of the Operating Partnership or the Company, each officer of the Operating Partnership or the Company who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership or the Company.

      Section 11. Termination of Remarketing Agreement or Redetermination of Interest Rate to Maturity. (a) This Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 hereof or if the Remarketing Dealer does not elect to remarket the MOPPRS pursuant to Section 4(c) hereof or upon the notification of the Remarketing Dealer by the Operating Partnership of its election to redeem the MOPPRS pursuant to Section 4(h) hereof.

      (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Operating Partnership and the Trustee of its election to do so, at any time on or before the Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in Section 8 (a) hereof have not been met or satisfied in full,
(ii) any of the events set forth in Section 8(b) shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS or
(iii) the Remarketing Dealer determines, in its discretion, after consultation with the Operating Partnership, that it shall not have received all of the information, whether or not specifically referenced herein, reasonably necessary to fulfill its obligations under this Agreement.

      (c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 11(b) above, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 4(d) of this Agreement, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Operating Partnership, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS on or after the Remarketing Date, the Operating Partnership and the Trustee; provided, however, that the Remarketing Dealer, by redetermining the Interest Rate to Maturity upon the occurrence of any event set forth in Section 11(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or terminate this Agreement upon the occurrence of any other event set forth in Section 11(b).

      (d) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 11(b) of this Agreement, the Operating Partnership or the Company shall reimburse the Remarketing Dealer for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer in connection with the remarketing, and except further as set forth in Section 11(e) below. Sections 1, 9, 10, 11(d) and 11(e) shall survive such termination and remain in full force and effect.

      (e) In the case of either (i) termination of this Agreement pursuant to
Section 11(b) or (ii) the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in
Section 8(b)(ii), (v) or (viii), upon the request of the Remarketing Dealer, the Operating Partnership or the Company shall immediately following the Call Price Determination Date (as defined below) pay the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the fair market value, calculated as set forth below, of the Remarketing Dealer's right to purchase and remarket the MOPPRS pursuant to this Agreement (the "Call Price").

      In the case of termination of this Agreement pursuant to Section 11(b), the Call Price shall be equal to the excess, if any, of (i) the present value of the Remaining Scheduled Payments determined as provided in Section 4 over (ii) the aggregate principal amount of the MOPPRS.

      In the case of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in
Section 8(b)(ii) or (v) or (viii), the Call Price shall be determined in good faith by the Remarketing Dealer on a commercially reasonable basis by reference to, among other factors, the formulation set forth in the preceding paragraph.

      The Remarketing Dealer shall determine the applicable Call Price on the Business Day immediately following the date of termination or notification of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in Section 8(b)(ii), (v) or
(viii), as the case may be, or as soon as practicable thereafter (the "Call Price Determination Date"). The Remarketing Dealer shall promptly notify the Operating Partnership of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

      (f) This Agreement shall not be subject to termination by the Operating Partnership or the Company.

      Section 12. Remarketing Dealer' Performance; Duty of Care. The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Operating Partnership or the Company or to any Beneficial Owner or Holder of MOPPRS in its individual capacity or as Remarketing

Dealer for any action or failure to act in connection with the remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

      Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

      Section 14. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no MOPPRS are outstanding or the completion of the remarketing of the MOPPRS. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Operating Partnership pursuant to Sections 9, 10 and 11 hereof shall remain operative and in full force and effect until fully satisfied.

      Section 15. Successors and Assigns. The rights and obligations of the Operating Partnership or the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person without the prior written consent of the Operating Partnership. This Agreement shall inure to the benefit of and be binding upon the Operating Partnership, the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing Dealer within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any indemnified party to the extent provided in Section 9 hereof, or any person entitled to contribution to the extent provided in Section 10 hereof. The terms "successors" and "assigns" shall not include any purchaser of any MOPPRS merely because of such purchase.

      Section 16. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

      Section 17. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

      Section 18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

      Section 19. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

      Section 20. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

      (a)  to the Company and the Operating Partnership:

                  CP Limited Partnership
                  6430 South Quebec Street
                  Englewood, Colorado
                  Attention: Gary P. McDaniel
                  Facsimile No.: (303) 741-1620

      (b) to Merrill Lynch:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated World Financial Center
                  North Tower - 10th Floor
                  New York, New York  10281-1310
                  Attention:  Swaps Options Desk
                  Facsimile No.: (212) 449-8920

                  With a copy to:
                  Scott Primrose
                  Facsimile No.: (212) 449-2234

or to such other address as the Operating Partnership or the Remarketing Dealer shall specify in writing.

      IN WITNESS WHEREOF, each of the Operating Partnership, the Company and the Remarketing Dealer has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                              CP LIMITED PARTNERSHIP

                              By: Chateau Communities, Inc., one of its general
                                  partners


                              By
                                ------------------------------------------------
                                Name: Gary P. McDaniel
                                Title: Chief Executive Officer

                              By: ROC Communities, Inc., its other general
                                  partner


                              By
                                ------------------------------------------------
                                Name: Gary P. McDaniel
                                Title: Chief Executive Officer

                              CHATEAU COMMUNITIES, INC.


                              By
                                ------------------------------------------------
                                Name: Gary P. McDaniel
                                Title: Chief Executive Officer

                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                              By
                                ------------------------------------------------
                                Authorized Signatory